As filed with the Securities and Exchange Commission on March 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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FFTY or BOUT Investors,

You may be receiving proxy material in the mail or by e-mail in connection with the Special Meeting of Shareholders of FFTY & BOUT ETFs Trust to be held on March 18, 2026.

Shareholders are asked to consider and vote on the Agreement and Plan of Reorganization. The Board of Trustees of each Fund unanimously recommends that shareholders vote “FOR” the Proposal.

If you have not yet cast your important proxy vote, please help the Funds by doing so today.

YOUR ASSISTANCE IN THIS MATTER IS VERY IMPORTANT TO THE FUNDS.

Specifically, this applies to clients who owned shares on February 17, 2026.

If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-859-8508 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time and 10:00 a.m. to 6 p.m. Saturday.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

When you receive the proxy materials, you follow the instructions to vote by signing, dating, and mailing the proxy card in the pre-paid return envelope or follow the instructions provided to vote by internet or telephone. You may receive a phone call from the proxy solicitor, EQ Fund Solutions. You can vote your shares on the phone with the EQ representative.

Twitter/X:

FFTY or BOUT Investors, You may be receiving proxy material in the mail or by e-mail in connection with the Special Meeting of Shareholders of FFTY & BOUT ETFs Trust to be held on March 18, 2026. Please help us by casting your vote today.